                                                                     EXHIBIT 3.3
                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              YAGO SYSTEMS, INC.

        First: That the name of the corporation (herein referred to as the "Corporation") is Yago Systems, Inc.

        Second: The registered office of the corporation in the state of Delaware is located at 1013 Centre Road, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

        Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        Fourth: The total number of shares of stock that the corporation shall have authority to issue is 3,000 shares of Common Stock, par value $.01 per share. Each share of Common Stock shall be entitled to one vote.

        Fifth: Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote.

        Sixth: The Company is to have a perpetual existence.

        Seventh: The election of directors need not be by ballot unless the by-laws shall so require.

        Eighth: In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

        Ninth: A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment of repeal of this Section 9 shall apply to or have any effect on this liability or alleged liability of any director of the corporation for or with respect to any acts of omissions of such director occurring prior to such amendment or repeal.

        Tenth: This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding claim or counter claim initiated by or on behalf of such person Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall incur to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Section 9 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring to prior to such repeal or modification.

        Eleventh: The book of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in this by-laws of this corporation.

        Twelfth: If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE





        YAGO SYSTEM, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY

CERTIFY:

        The present registered agent of the corporation is Corporation Service

Company. and the present registered office of the corporation is in the county of New Castle.

        The Board of Directors of YAGO SYSTEMS, INC. adopted the following resolution on the 1st day of December, 1998.
                  -------------------
        Resolved, that the registered office of YAGO SYSTEMS, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmingtong, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is herby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, YAGO SYSTEMS, INC. has caused this statement to be signed by Michael D. Myerow, its Secretary, this 1st day of December, 1998.
          -----------------      ---------       ---        --------------


                                       /s/ MICHAEL D. MYEROW
                                       -------------------------------

                           CERTIFICATE OF AMENDMENT
                                    OF THE
               AMENDED AND CERTIFICATE OF INCORPORATION RESTATED
                                      OF
                              YAGO SYSTEMS, INC.


        Yago Systems, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST: That the Board of Directors of said corporation by unanimous written consent, adopted the following resolution:

        RESOLVED: To recommend to the stockholders of the Corporation that, in accordance with the applicable provisions of Sections 242 and 228 of the Delaware General Corporation Law, that Article First of the Amended and Restated Certificate of Incorporation of this Corporation be amended to read as follows:

                   "First: That the name of the corporation (herein referred
              to as the "Corporation") is: Riverstone Networks, Inc."

        SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote thereon by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and that prompt notice of the taking of the foregoing action without a meeting has been given to those stockholders who have not consented in writing pursuant to Section 228(d) thereof.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 229 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this Cerificate to be signed by Eric Jaeger, its Secretary.

EXECUTED this 6th day of April, 2000.


                                           /s/ Eric Jaeger
                                           -----------------------------------
                                           Eric Jaeger
                                           Secretary

                            Certificate of Amendment
                                       of
                          Certificate of Incorporation
                                       of
                           Riverstone Networks, Inc.

                           (Pursuant to Section 242)

     Riverstone Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:
------------

     FIRST: That pursuant to the authority conferred by the Certificate of Incorporation and By-laws of the Corporation, the Board of Directors and Stockholder duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation.

     SECOND: Upon the effectiveness hereof, Section 4 thereof shall be deleted in its entirety and replaced with the following provision:

"The corporation shall have two classes of stock, Common Stock, $.01 par value per share, and Preferred Stock, $.01 par value per share. The total number of shares that the corporation shall have authority to issue is 157,000,100 shares of Common Stock and 92,088,135 shares of Preferred Stock. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote."



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eric Jaeger, its Secretary.



                                       /s/ Eric Jaeger
                                       ------------------------
                                       Eric Jaeger
                                       Secretary


Dated: August 15, 2000

                         CERTIFICATE OF DESIGNATIONS,
                           PREFERENCES AND RIGHTS OF
                     SERIES A CONVERTIBLE PREFERRED STOCK

                                      of

                           RIVERSTONE NETWORKS, INC.

            Pursuant to Section 151 of the General Corporation Law

                           of the State of Delaware


     We, the undersigned, Romulus Pereira, President, and Eric Jaeger, Secretary, of Riverstone Networks, Inc., a Delaware corporation (hereinafter called the "Company"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Company by the Certificate of Incorporation, the Board of Directors duly adopted the following resolution:

     RESOLVED, that, pursuant to Section 4 of the Certificate of Incorporation (which authorizes 92,088,135 shares of preferred stock, par value $.01 per share ("Preferred Stock")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

     RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

     (1) Number and Designation. 92,088,135 shares of the Preferred Stock of the Company shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred").

     (2) Rank. The Series A Preferred shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes of or series of common stock of the Company, including the Company"s common stock, par value $0.01 per share ("Common Stock"), each other series of Preferred Stock, if any, and each other class or series of capital stock of the Company, if any. All equity securities of the Company to which the Series A Preferred ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock and any series of Preferred Stock other than Series A Preferred, are collectively referred to herein as the "Junior Securities," which shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

     (3) Dividends. (a) The holders of shares of Series A Preferred shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of funds legally available therefore; provided, however, that no dividend (or other distributions, except a distribution or dividend payable in shares of Common Stock) shall be declared or paid on any Junior Securities unless an equivalent dividend (or other distribution ) is declared and paid on the Series A Preferred, treating each share of Series A Preferred as the number of shares (or portion of shares) of Common Stock into which such share of Series A Preferred could be converted pursuant to Section 5 hereof for purposes of determining whether an equivalent dividend (or other distribution) has been declared and paid.

     (b) The Board of Directors of the Company may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days and no less than 10 days prior to the date fixed for the payment thereof.

     (4) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, along with any event treated as a liquidation, dissolution or winding up of the Company pursuant to Section 4(d), a "Liquidation Event"),

     (a) The holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount equal to $7.00 for each share of Series A Preferred, plus all declared and unpaid dividends thereon. If the assets of the Company legally available for distribution shall be insufficient to permit the payment in full to such holders of the Series A Preferred of the full aforesaid preferential amount, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in accordance with the aggregate liquidation preference of the shares of Series A Preferred held by each of them.

     (b) If payment has been made to the holders of the Series A Preferred of the full amount to which they shall be entitled pursuant to Section 4(a) hereof, the holders of Junior Securities, then outstanding shall, subject to the rights and preferences applicable thereto, be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to the Conversion Price (as defined below) per share of Common Stock held by such holders and per share of Common Stock which such holders would hold if such other Junior Securities held by such holders had converted into shares of Common

Stock pursuant to the terms applicable thereto, plus all declared and unpaid dividends on all such Junior Securities.

     (c) If payment has been made (i) to the holders of the Series A Preferred of the full amount to which they shall be entitled pursuant to Section 4(a) hereof and (ii) to the holders of Junior Securities of the full amount to which they shall be entitled pursuant to Section 4(b) hereof, the holders of the Series A Preferred and the holders of all other securities of the Company which are convertible into Common Stock shall then be entitled to share ratably in the Company's remaining assets, based on the number of shares of Common Stock which they would hold if each share of Series A Preferred held by them was converted into shares of Common Stock pursuant to the provisions of Section 7 hereof and the shares of any other securities of the Company which are not Common Stock were converted into shares of Common Stock pursuant to the terms applicable thereto immediately prior to the distribution of such remaining assets.

     (d) Each of (i) the merger of the Company into or with another corporation (other than one in which the holders of the capital stock of the Company immediately prior to the merger continue to hold, directly or indirectly, more than 50% of the voting power of the capital stock of the surviving corporation) and (ii) the sale of all or substantially all the assets of the Company, shall be deemed to be a Liquidation Event for purposes of this Section 4.

     (5) Conversion of Series A Preferred. (a) Each issued and outstanding share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into a number of shares of Common Stock as is determined by dividing $7.00 by the Conversion Price (determined as described below). The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred shall initially be $7.00 per share. The Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series A Preferred is convertible) for stock splits, combinations and other similar recapitalization events as provided in Section 5(g) below.

     (b) All outstanding shares of Series A Preferred will automatically convert into Common Stock at the then applicable conversion rate upon the closing of an underwritten, firm commitment public offering of shares of Common Stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

     (c) No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the then effective Conversion Price.

     (d) In order for a holder of Series A Preferred to convert shares of Series A Preferred into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred, at the office of the transfer agent for the Series A Preferred (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and the number of shares of Series A Preferred to be converted. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Company if the Company serves as its own transfer agent) shall be the conversion date (the "Conversion Date") and the conversion shall be deemed effective as of the close of business on the Conversion Date. The Company shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. If Common Stock is issued to a person other than the holder of Series A Preferred, such person shall pay any applicable stock transfer taxes. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering shares of Series A Preferred for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series A Preferred shares shall not be deemed to have converted the Series A Preferred until immediately prior to the closing of such sale of securities.

     (e) The Company shall at all times when the Series A Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred. Before taking any action that would cause an adjustment reducing the Conversion Price below the then existing par value of the shares of Common Stock issuable upon conversion of the Series A Preferred, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     (f) All shares of Series A Preferred surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote shall immediately cease and terminate at the close of business on the Conversion Date (except only the right of the holders thereof to receive shares of Common Stock in exchange therefor) and any shares of Series A Preferred so converted shall be retired and canceled and shall not be reissued, and the Company from time to time shall take appropriate action to reduce the authorized Preferred Stock accordingly.

     (g) In the event the outstanding shares of Common Stock shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, and in the event that the Company shall issue shares of Common Stock by way of a stock dividend or other distribution to the holders of Common Stock, the Conversion Price in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision or stock dividend, combination or consolidation, be increased or decreased proportionately. Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate executed by an officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     (h) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 4), then provision shall be made so that the holders of Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Preferred would have been entitled to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

     (i) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right.

     (6) Voting Rights. (a) The holders of the Series A Preferred shall be entitled to receive notice of any stockholders' meeting and, except as otherwise required by law or as provided in Section 6(b) hereof, to vote as a class with holders of Common Stock on any matters on which the Common Stock may be voted. Each share of Series A Preferred shall be entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Series A Preferred is then convertible (as adjusted from time to time in the manner set forth herein).

     (b) Without the written consent of the holders of at least 66% of the outstanding shares of Series A Preferred or the vote of holders of at least 66% of the outstanding shares of Series A Preferred at a meeting of the holders of Series A Preferred called for such purpose, the Company will not:

       (i) alter or change the powers, preferences or rights of the Series A Preferred;

      (ii) increase or decrease (other than by conversion or as otherwise permitted hereunder) the total number of authorized shares of Series A Preferred, or issue any additional shares of Series A Preferred;

     (iii) amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Series A Preferred

      (iv) authorize or issue, or obligate itself to authorize or issue, any equity securities having any preference or priority over, or ranking senior to or on parity with, the Series A Preferred;

       (v) redeem, purchase, or otherwise acquire for value any capital stock of the Company, except for the repurchase of shares of stock held by employees, consultants, directors, or officers of the Company in the event of termination of employment or the termination of the consulting relationship pursuant to contractual repurchase rights or rights of first refusal;

      (vi) effect (A) any merger or consolidation of the Company into another corporation, or a merger of another corporation into the Company if the holders of capital stock of the Company immediately prior to such merger or consolidation cease to own a majority of the voting stock of the surviving corporation or (B) any sale, lease, exchange, or other conveyance of all or substantially all the assets of the Company; or

     (vii) liquidate, dissolve, or engage in any recapitalization or reorganization of the Company.

     (c) Any of the preferences, voting powers, qualifications and special or relative rights or privileges of the Series A Preferred may be waived with the written consent or affirmative vote of at least 66% of the then outstanding shares of Series A Preferred.

     (7) General Provisions. The headings of the paragraphs, subparagraphs, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     IN WITNESS WHEREOF, Riverstone Networks, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this 28th day of August, 2000.

                                       RIVERSTONE NETWORKS, INC.


                                       By:  /s/ Romulus Pereira
                                          ---------------------
                                          Name: Romulus Pereira
                                          Title:   President


ATTEST:


 /s/ Eric Jaeger
---------------------------------
Title:  Secretary

                          Certificate of Amendment
                                     of
                        Certificate of Incorporation
                                     of
                          Riverstone Networks, Inc.

                          (Pursuant to Section 242)

     Riverstone Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:
------------

     FIRST: That pursuant to the authority conferred by the Certificate of Incorporation and By-laws of the Corporation, the Board of Directors and Stockholder duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation.

     SECOND: Upon the effectiveness hereof, Section 4 thereof shall be deleted in its entirety and replaced with the following provision:

"The corporation shall have two classes of stock, Common Stock, $.01 par value per share, and Preferred Stock, $.01 par value per share. The total number of shares that the corporation shall have authority to issue is 250,000,000 shares of Common Stock and 92,088,135 shares of Preferred Stock. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote."



                [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eric Jaeger, its Secretary.



                                             /s/  Eric Jaeger
                                             -----------------------------
                                             Eric Jaeger
                                             Secretary


Dated:        12/21        , 2000
       --------------------

                                       4